Exhibit 99.1

FOR IMMEDIATE RELEASE

LabCorp Investor/Media Contact:
Paul Surdez - 336-436-5076
Company Information: www.labcorp.com

358 South Main Street
Burlington, NC 27215
Telephone: (336) 584-5171

Covance Announces Pioneering Agreement with Leading Pharmaceutical Company for Worldwide Portfolio-Level Clinical Trial Monitoring
Xcellerate® Monitoring sets new standard for risk-based monitoring of clinical trials

Princeton, N.J. - August 24, 2015 - Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH) today announced that Covance Drug Development (Covance) has received a multi-year award from a leading pharmaceutical company to use Covance’s Xcellerate® platform as an exclusive central monitoring solution for their worldwide clinical trials portfolio. This landmark agreement with a top-tier pharmaceutical company for Covance’s first-in-kind Software-as-a-Service (SaaS) offering reflects the company’s unique technology capabilities, and reinforces its position as an industry innovator and leader in clinical informatics solutions.

Covance’s Xcellerate Clinical Trial OptimizationTM suite is a proprietary, technology-enabled solution set, designed and proven to help biopharmaceutical companies meaningfully reduce the cost, time, complexity and risk associated with clinical trials. As part of this platform, which also includes Xcellerate Forecasting & Site Selection, Xcellerate Trial Management and Xcellerate Insights, Xcellerate Monitoring helps clients proactively identify and mitigate clinical trial risks in near real time for a single study or across an entire portfolio of trials. By leveraging consistent processes and practices under a single, world-class technology platform, Xcellerate Monitoring centralizes and consolidates all clinical trial data, enhances patient safety, improves trial efficiency and proactively enables clients to identify and mitigate potential risks.

“This is an exciting opportunity, in collaboration with a long-standing client, to leverage the unique power of Xcellerate Monitoring to help our client make more informed decisions, lower risks and drive faster results across its global clinical trial portfolio,” said Deborah Keller, CEO of Covance. “As an industry leader in creating technology-enabled solutions to accelerate drug development, Covance is committed to building scalable, replicable platforms such as Xcellerate to help biotechnology and pharmaceutical companies bring innovative new medicines to patients.”

Covance is reshaping clinical trials to transform the industry and improve lives. For more information about Xcellerate Monitoring and the full Xcellerate technology platform, visit covance.com.

About LabCorp®
Laboratory Corporation of America® Holdings, an S&P 500 company, is the world’s leading healthcare diagnostics company, providing comprehensive clinical laboratory services through LabCorp Diagnostics, and end-to-end drug development support through Covance Drug Development. LabCorp is a pioneer in commercializing new diagnostic technologies and is improving people’s health by delivering the combination of world-class diagnostics, drug development and knowledge services. With combined revenue pro forma for the acquisition of Covance in excess of $8.5 billion in 2014 and more than 48,000 employees in over 60 countries, LabCorp offers innovative solutions to healthcare stakeholders. LabCorp clients include physicians, patients and consumers, biopharmaceutical companies, government agencies, managed care organizations, hospitals, and clinical labs. To learn more about Covance Drug Development, visit www.covance.com. To learn more about LabCorp and LabCorp Diagnostics, visit www.labcorp.com.

This press release contains forward-looking statements including with respect to estimated 2015 guidance and the impact of various factors on operating results. Each of the forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace, adverse actions of governmental and other third-party payers and the results from the Company’s acquisition of Covance. Actual results could differ materially from those suggested by these forward-looking statements. Further information on potential factors that could affect LabCorp’s operating and financial results is included in the Company’s Form 10-K for the year ended December 31, 2014, and the Company’s Form 10-Q for the quarter ended June 30, 2015, including in each case under the heading risk factors, and in the Company’s other filings with the

SEC, as well as in the risk factors included in Covance’s filings with the SEC. The information in this press release should be read in conjunction with a review of the Company’s filings with the SEC including the information in the Company’s Form 10-K for the year ended December 31, 2014, and subsequent Forms 10-Q, under the heading MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.